Nationwide Life Insurance Company
P.O. Box [182021]
Columbus, OH [43218-2021]
[1-877-877-2716]

[Nationwide Destination℠ Architect (2.0)]
Nationwide Destination is a service mark of Nationwide Mutual Insurance Company

Application for
Individual Flexible Purchase Payment Variable Deferred Annuity
Minimum Initial Purchase Payment of $25,000

The Federal Defense of Marriage Act states that neither civil union partners, domestic partners, nor same gender married couples are considered married under federal law. Therefore the favorable tax treatment provided by federal tax law to a surviving spouse is NOT available to a surviving civil union partner, surviving domestic partner, or the surviving spouse of a same gender married couple. For information regarding federal tax laws please consult a tax advisor.

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: John MI: Q Last Name: Doe

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: 01/01/1956 Sex: ☒ M ☐ F Soc. Sec. No. or Tax ID: 123 - 45 - 6789

Street: 123 Anystreet

City: Anycity State: Anystate ZIP: 12345

E-mail Address: jdoe@abccompany.com Daytime Phone Number: (222) 222-2222

1b. Joint/Contingent Owner

Check **one** box only: ☒ Joint Owner *(Limited to spouses. Available only with Non-Qualified Contracts.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987 - 65 - 4321

Address: ☒ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Relationship to Contract Owner:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -

Address: ☐ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1d. Spousal Protection/Co-Annuitant

No added charge, part of the death benefit. ***Not available with CRTs (Charitable Remainder Trust).*** *Must be age 85 or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.*

☐ Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1e. Contingent Annuitant

(Must be age 85 or younger.)

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be Primary Beneficiaries. Instead only provide your Contingent Beneficiaries.
By designating your spouse as a Primary Beneficiary AND not completing Spousal Protection/Co-Annuitant (section 1d), Nationwide will automatically add the Spousal Protection feature. If you do not want the Spousal Protection feature, please check the box below.

☐ I do not wish to add the Spousal Protection feature to my contract.

Primary Beneficiaries ☐ Pay all Primary Beneficiaries equally

Legal First Name: John MI: Q Last Name: Doe

Relationship to Annuitant: Self Allocation (whole % only): 100 %

SSN #: 123 – 45 – 6789 Sex: ☒ M ☐ F Date of Birth: 01/01/1956

Address: ☒ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

Legal First Name: Jane MI: M Last Name: Doe

Relationship to Annuitant: Wife Allocation (whole % only): 100 %

SSN #: 987 – 65 – 4321 Sex: ☐ M ☒ F Date of Birth: 12/01/1961

Address: ☒ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

Contingent Beneficiaries section, continue to page 3.

1f. Beneficiaries *Allocation to all Contingent Beneficiaries must equal 100%.*

Contingent Beneficiaries ☐ Pay all Contingent Beneficiaries equally

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☒ Non-Qualified
☐ Beneficially Owned Non-Qualified*
☐ CRT* (Charitable Remainder Trust) **Not available in NJ.**
☐ Traditional IRA – Tax Year:
☐ Beneficially Owned/Inherited IRA*
☐ Custodial Owned IRA
☐ Roth IRA – Tax Year: Tax Year Roth IRA started:
☐ Beneficially Owned/Inherited Roth IRA*
☐ SIMPLE IRA*
☐ SEP IRA*
☐ 401(k)*
☐ 401(a)* (Investment Only)

** Additional forms required.*

2b. Purchase Payment

Approximate Amount: $ 25,000 **($25,000 initial minimum.)**

Payment Submitted Via: ☒ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

2c. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

3. Contract Options *Election of Options in this section increase the Variable Account charges on your contract.*

3a. I elect: ☒ Nationwide Lifetime Income Track℠

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be age 85 or younger.

Select one or more funds from Box A, or one model from Box B.

A *Whole percentages only. Must add up to 100%.*

%	Fund
%	American Funds NVIT Asset Allocation Fund
%	Ivy Funds VIP Pathfinder Conservative
%	Ivy Funds VIP Pathfinder Moderate
%	Ivy Funds VIP Pathfinder Moderately Aggressive
%	Ivy Funds VIP Pathfinder Moderately Conservative
%	Loring Ward NVIT Moderate Fund
%	NVIT Cardinal℠ Balanced Fund
%	NVIT Cardinal℠ Capital Appreciation Fund
%	NVIT Cardinal℠ Moderate Fund
%	NVIT Cardinal℠ Moderately Conservative Fund
%	NVIT Investor Dest. Balanced Fund
%	NVIT Investor Dest. Capital Appreciation Fund
%	NVIT Investor Dest. Moderate Fund
%	NVIT Investor Dest. Moderately Conservative Fund

= 100%

To elect asset rebalancing, please complete section 4a.

B *Elect **one** option only. **100%** of the money in the contract will be allocated to option elected.*

☐ American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)

☒ Nationwide Custom Portfolio

⚠ Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☒ Not Sure

⚠ If the Determining Life, younger of the Determining Life or Joint Determining Life if the Joint Option is elected, is age 59 1/2 and you want to begin immediate income, you must complete the Lifetime Income Administrative form in the New Business Enrollment Packet.

3b. Joint Option

By electing the Joint Option, you are accepting additional charges and/or lower lifetime withdrawal percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life (spouse must be age 85 or younger). This benefit will allow the income from Nationwide Lifetime Income Track℠ to continue to the Joint Determining Life after the death of the Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. ***Not available with CRT (Charitable Remainder Trust) contracts.***

☒ **Joint Option** ☐ **Same as Co-Annuitant**

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987– 65 – 4321

E-mail Address: jdoe@abccompany.com Daytime Phone Number: (222) 222-2222

3c. Death Benefits *If a death benefit option is not elected, we will default to the Standard Death Benefit.*

I elect *(choose only **one**)*: ☒ Standard Death Benefit
☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 80 or younger.)*

4. Investment Options

4a. Asset Rebalancing *The Contract Value will be rebalanced based on the variable fund purchase payment allocations elected on the application at the frequency selected below unless subsequently changed.*

☐ Quarterly ☐ Semi-Annually ☐ Annually

4b. Dollar Cost Averaging (DCA)

☐ Standard Account Monthly: Dollar Amount to DCA $ ______ ***Not available with Nationwide Lifetime Income Track***[SM]

(Choose only one fund.)

☐ NVIT Core Bond Fund
☐ NVIT Government Bond Fund
☐ NVIT Money Market Fund
☐ NVIT Short Term Bond Fund
☐ PIMCO VIT Low Duration Portfolio

4c. Purchase Payment Allocation and Disclosures

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

AllianceBernstein Variable Products Series Fund, Inc.
- % AllianceBernstein VPS Balanced Wealth Strategy Portfolio
- % AllianceBernstein VPS Dynamic Asset Allocation Portfolio
- % AllianceBernstein VPS Small/Mid Cap Value Portfolio

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund
- % American Century VP Inflation Protection Fund

BlackRock Variable Series Funds, Inc.
- % BlackRock Global Allocation V.I. Fund

Delaware Variable Insurance Products
- % Delaware VIP Value Series Portfolio

Dreyfus
- % Dreyfus IP Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus VIF Appreciation Portfolio

Eaton Vance Variable Trust
- % Eaton Vance VT Floating-Rate Income Fund

Fidelity Variable Insurance Products Fund
- % Fidelity VIP Energy Portfolio*
- % Fidelity VIP Growth Portfolio
- % Fidelity VIP Investment Grade Bond Portfolio
- % Fidelity VIP Mid Cap Portfolio
- % Fidelity VIP Real Estate Portfolio

Franklin Templeton Variable Insurance Products Trust
- % Franklin VIPT Founding Funds Allocation Fund
- % Franklin VIPT High Income Securities Fund
- % Franklin VIPT Income Securities Fund
- % Franklin VIPT Mutual Global Discovery Securities Fund
- % Franklin VIPT Strategic Income Securities Fund
- % Franklin VIPT Small Cap Value Securities Fund
- % Templeton VIPT Global Bond Securities Fund

Goldman Sachs Variable Insurance Trust
- % Goldman Sachs VIT Global Markets Navigator Fund
- % Goldman Sachs VIT Structured Small Cap Equity Fund

Guggenheim Variable Funds
- % Guggenheim VT Multi-Hedge Strategies

Huntington Variable Annuity Funds
- % Huntington VA International Equity Fund
- % Huntington VA Situs Fund

Invesco Variable Insurance Funds
- % Invesco VI Balanced Risk Allocation Fund

Ivy Funds Variable Insurance Portfolios, Inc.
- % Ivy Funds VIP Asset Strategy
- % Ivy Funds VIP High Income
- % Ivy Funds VIP Mid Cap Growth
- % Ivy Funds VIP Pathfinder Aggressive
- % Ivy Funds VIP Pathfinder Conservative
- % Ivy Funds VIP Pathfinder Moderately Aggressive
- % Ivy Funds VIP Pathfinder Moderately Conservative
- % Ivy Funds VIP Pathfinder Moderate

Janus Aspen Series
- % Janus Aspen Series Enterprise Portfolio
- % Janus Aspen Series Forty Portfolio
- % Janus Aspen Series Global Technology Portfolio

Lazard Retirement Series, Inc.
- % Lazard Retirement Emerging Markets Equity Portfolio

MFS® Variable Insurance Trust
- % MFS VIT New Discovery Series
- % MFS VIT Utilities Series
- % MFS VIT Value Series

MFS® Variable Insurance Trust II
- % MFS VIT International Value Portfolio

Nationwide Variable Insurance Trust (NVIT)
- % American Century NVIT Growth Fund
- % American Century NVIT Multi Cap Value Fund
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Loring Ward NVIT Capital Appreciation Fund
- % Loring Ward NVIT Moderate Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal℠ Aggressive Fund
- % NVIT Cardinal℠ Balanced Fund
- % NVIT Cardinal℠ Capital Appreciation Fund
- % NVIT Cardinal℠ Conservative Fund
- % NVIT Cardinal℠ Moderate Fund
- % NVIT Cardinal℠ Moderately Aggressive Fund
- % NVIT Cardinal℠ Moderately Conservative Fund
- % NVIT Core Plus Bond Fund
- % NVIT Emerging Markets Fund
- % NVIT Government Bond Fund
- % NVIT International Equity Fund
- % NVIT International Index Fund
- % NVIT Investor Dest. Aggressive Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Multi Sector Bond Fund
- % NVIT Real Estate Fund
- % NVIT Short Term Bond Fund
- % Templeton NVIT International Value Fund*
- % Van Kampen NVIT Comstock Value Fund

Oppenheimer Variable Account Funds
- % Oppenheimer Global Securities Fund/VA
- % Oppenheimer International Growth Fund/VA
- % Oppenheimer Main Street® Fund/VA

PIMCO Variable Insurance Trust
- % PIMCO VIT All Asset Portfolio
- % PIMCO VIT Commodity RealReturn® Strategy Portfolio
- % PIMCO VIT Emerging Markets Bond Portfolio
- % PIMCO VIT Foreign Bond Portfolio (Unhedged)
- % PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)
- % PIMCO VIT High Yield Portfolio
- % PIMCO VIT Low Duration Portfolio
- % PIMCO VIT RealReturn® Portfolio
- % PIMCO VIT Total Return Portfolio

Royce Capital Funds
- % Royce Capital Fund Small-Cap Portfolio

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Health Sciences Portfolio

Universal Institutional Funds, Inc.
- % UIF Emerging Markets Debt Portfolio
- % UIF Global Real Estate Portfolio

Van Eck VIP Trust
- % Van Eck VIPT Global Hard Assets Fund

Wells Fargo Advantage Variable Trust
- % Wells Fargo Advantage VT Small Cap Growth Fund

Total fund allocations must equal 100%.

5. Fraud Warning

Interstate Insurance Product Regulation Commission State Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐ Yes ☒ No Do you have existing life insurance or annuity contracts?

☐ Yes ☒ No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

If you answered "yes" to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

Annuity payments, death benefits, surrender values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

- The Contract limits Purchase Payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life and/or Joint Determining Life if Nationwide Lifetime Income Track℠ is selected, subject to permission from Nationwide. Election of Nationwide Lifetime Income Track℠ further limits total Purchase Payments to $50,000 per year for all Contracts issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life, subject to permission from Nationwide
- That I do not represent a corporate entity or institutional investor
- I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective
- That a change of Contract Owner or assignment of the Contract may result in the termination or reduction of the death benefit under the Contract, any elected death benefit option, and/or Nationwide Lifetime Income Track℠
- I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or has an indication of an illness expected to result in death within 12 months, the Contract will not meet this objective

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Must Sign Here: X John Q. Doe

Joint Contract Owner Signature (if any): X Jane M. Doe

State In Which Application Was Signed: Anystate Date: May 1, 2013

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐ Yes ☒ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☒ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

7b. Primary Registered Representative Information *(Please print.)*

First Name: Thomas MI: A. Last Name: Moore

Office Street Address: 456 Anystreet

City: Anycity State: Anystate ZIP: 12345

Phone: (555) 555-5555 Percentage 100 %

E-mail: tmoore@abcbrokerage.com

Broker/Dealer Name: ABC Brokerage

SSN #: 321 – 45 – 6789 (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Thomas A Moore Date: May 1, 2013

Principal's Signature: X James P Smith Date: May 1, 2013

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐ Yes ☐ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

8b. Additional Registered Representative Information *(Please print.)*

First Name: MI: Last Name:

Office Street Address:

City: State: ZIP:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date: